UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2026
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Exicure, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39011	81-5333008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Seaport Court, Suite 102
Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Appointment and Appointment of Chair of the Audit Committee

On April 8, 2026, the Board of Directors (the “Board”) of Exicure, Inc. (the “Company”) appointed Yoontae Han to serve as a director of the Company, effective as of April 8, 2026, until a successor has been duly elected and qualified or until his earlier death, resignation or removal, as a director of the Company. The Board also appointed Mr. Han to the Audit Committee of the Board. In addition, the Board appointed Dongho Lee, a current member of the Audit Committee, to serve as Chair of the Audit Committee.

For his services on the Board, Mr. Han will receive an annual retainer of $20,000. The Company also intends to enter into an indemnification agreement with Mr. Han in the same form as its standard form of indemnification agreement with its other directors and in the same form as previously filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2017.

Mr. Han does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Han and any other person pursuant to which Mr. Han was elected as a director.

Executive Management Change

On April 9, 2026, the Company appointed Young Seung Ko as the Chief Operating Officer of the Company. Mr. Ko, age 50, is an executive and director with over 20 years of global experience in enterprise software, data infrastructure, and public company operations. From September 2022 to March 2025, Mr. Ko served as Chief Executive Officer and Director of AGEDB Technology Ltd. (TSXV: AGET), a Canada-based hybrid database technology company, and has served as a Director since March 2025. During his tenure as CEO, he led the company through its public listing on the TSX Venture Exchange and oversaw financial reporting, internal controls, and corporate governance. From October 2020 to September 2024, Mr. Ko served as Director of Global Operations at Bitnine Global Inc., a U.S.-based database technology company, where he was responsible for global business operations, including business development, technical delivery, and partner ecosystem management. Mr. Ko has held senior leadership roles in global operations, research and development, and business development, managing cross-border teams and enterprise technology initiatives. Mr. Ko has extensive experience working with auditors, legal advisors, and capital markets participants, and brings strong financial oversight and regulatory compliance experience. Mr. Ko studied Electrical Engineering at the University of New South Wales.

In connection with Mr. Ko’s appointment, the Company amended the executive services agreement entered into between the Company and Innocircle Advisors Inc. (“Innocircle Advisors”), to include the services of the Company’s Chief Operating Officer pursuant to which the Company will pay an additional monthly fee of $10,000 to Innocircle Advisors for the Chief Operating Officer services.

Mr. Ko does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Ko and any other person pursuant to which he was appointed as an officer the Company. There are no family relationships between Mr. Ko and any director or executive officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2026	EXICURE, INC.
(registrant)

	By:	/s/ Jung Soo Kim
Jung Soo Kim
Chief Executive Officer